Exhibit 3.2

                              RESTATED BYLAWS OF
                        MCKENZIE BAY INTERNATIONAL, LTD.
                          Effective December 19, 2001

        ARTICLE I - OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be at such place within the State of Delaware as the Board of Directors shall determine from time to time.

SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

        ARTICLE II - SEAL

SECTION 1. SEAL. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

        ARTICLE III - CAPITAL STOCK

SECTION 1. ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable subject to the provisions of the articles of incorporation of the corporation and the further provisions of these bylaws and subject also to any requirements or restrictions imposed by the laws of the State of Delaware.

SECTION 2. CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Delaware, the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, which the certificate represents and such other provisions as may be required by the laws of the State of Delaware.

SECTION 3. TRANSFER OF SHARES. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefore properly endorsed for transfer and the presentation of such evidence of ownership and validity of the assignment as the corporation may require.

SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders and for the purpose of notices to shareholders and for all other purposes whatever and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof save as expressly required by the laws of the State of Delaware.

SECTION 5. LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following:

(a) Presentation of additional evidence or proof of the loss, destruction or mutilation claimed;

(b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

(c) A bond or agreement of indemnity in such form and amount and with such sureties or without sureties as the Board of Directors may direct or approve;

(d)     The order or approval of a court or judge.

        ARTICLE IV - SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held between January 1 and June 30 of each year or at such other date as the Board of Directors shall determine from time to time and shall be held at such place and time of day as shall be determined by the Board of Directors. Notice of the meeting shall be given t shareholders not less than 30 days nor more than 60 days prior to the meeting. Directors shall be elected at such annual meeting and such other business transacted as may come before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders may be called only by the Chairman of the Board (if such office is filled), or by the President or pursuant to a resolution of the Board of Directors. Business transacted at a special meeting of shareholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

SECTION 4. SHAREHOLDER'S NOTICE OF NOMINATIONS AND PROPOSALS. At any meeting of shareholders or any such adjourned meeting, only such business shall be conducted as shall have been properly brought before such meeting or any such adjourned meeting. To be properly brought before any meeting of shareholders or any such adjourned meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before such meeting or any such adjourned meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before such meeting or any such adjourned meeting by a shareholder.

For business to be properly brought by a shareholder before any meeting of shareholders or any such adjourned meeting, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be directed to the Secretary and delivered to or mailed and received at the principal executive offices of the corporation not less than 15 days nor more than 45 days prior to such meeting; provided, however, that in the event less than 30 days prior public disclosure of the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this Article IV, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before such meeting: (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting; (b) the name and address as they appear on the corporation's books of the shareholder proposing such business; (c) the class and number of shares of the securities of the corporation which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business.

No business shall be conducted at any meeting of shareholders or any such adjourned meeting except in accordance with the procedures set forth in this
Article IV - Section 4. The chairman of the shareholder meeting or any adjourned meeting may refuse to acknowledge any business attempted to be brought before any meeting or any adjourned meeting not made in compliance with the foregoing procedure.

Only individuals who are nominated in accordance with the procedures set forth in this Article IV - Section 4 shall be eligible for election as directors. Nominations of individuals for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors generally but only if such shareholder complies with the notice procedures set forth in this Article IV - Section 4.

Nominations by shareholders can only be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be directed to the Secretary and delivered to or mailed and received at the principal executive offices of the corporation not less than 15 days nor more than 45 days prior to such meeting; provided, however, that in the event less than 30 days prior public disclosure of the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this Article IV, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth:

(a) as to each individual whom such shareholder proposes to nominate for election or re-election as director:

(i) the name, age, business address and residence address of such individual;

(ii)    the principal occupation or employment of such individual;

(iii) the class and number of shares or the amount of any securities of the corporation which are beneficially owned by such individual;

(iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to the Securities Exchange Act of 1934 as amended; and

(v) such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(b)     as to the shareholder giving the notice:

(i) the name and address as they appear on the corporation's books of such shareholder; and

(ii) the class and number of shares of the securities of the corporation which are beneficially owned by such shareholder.

At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No individual shall be eligible for election as a director in the corporation unless nominated in accordance with the procedures set forth in this Article IV - Section 4. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 5. NOTICE OF MEETINGS. Except as otherwise provided by statute or these bylaws, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 15 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting, only such business is transacted as might have been transacted at the original meeting. If, however, after the adjournment of a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in these bylaws.

SECTION 6. RECORD DATES. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders, or an adjournment thereof, or to express consent to or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting nor more than 60 days before any other action. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof or to express consent to or dissent from such proposal, or to receive payment of such dividend, or to receive such allotment of rights, or to participate in any other action as the case may be notwithstanding any transfer of any stock on the books of the corporation or otherwise after such record date. Nothing in this bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

SECTION 6. LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series with the address of and the number of shares held by each shareholder, be produced at the time and place of the meeting, be subject to inspection by any shareholder during the whole time of the meeting and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

SECTION 7. QUORUM. Unless a greater or lesser quorum is required in the articles of incorporation or by the laws of the State of Delaware, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. The shareholders present in person or by proxy at a meeting at which such a quorum is present may continue to do business until adjournment not withstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the commencement of any meeting of shareholders, the shareholders entitled to vote thereat who are present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 8. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Delaware.

SECTION 9. INSPECTORS OF ELECTION. The Board of Directors in advance of a shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may and on request of a shareholder entitled to vote thereat shall appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with a right to vote, count and tabulate votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the persons presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

SECTION 10. VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote unless otherwise provided in the articles of incorporation. Votes shall be cast by show of hands, in writing signed by the shareholder or the shareholder's proxy or by an alternative electronic method of casting ballots made available by the corporation in which case votes may be cast by telephonic or other electronic means. When an action other than the election of directors is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon unless a greater vote is required by the articles of incorporation, these bylaws or the laws of the State of Delaware. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at any election.

        ARTICLE V - TRANSFER OF CONTROL SHARES

SECTION 1. DEFINITIONS. As used in this Article, the following terms shall have the meanings set forth following such terms.

(a) Control Shares: shares that except for the terms of this Article, would have voting power with respect to the shares of the corporation when added to all other shares of the corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power would entitle that person immediately after acquisition of the shares directly or indirectly, alone or as a part of a group to exercise or direct the exercise of a majority of all voting power.

(b) Control Share Acquisition: the acquisition directly or indirectly by any person of ownership of or the power to direct the exercise of voting power with respect to issued and outstanding Control Shares. For the purposes of this Article, shares or the power to direct the exercise of voting power acquired within a 90-day period or shares or the power to direct the exercise of voting power acquired pursuant to a plan to make a Control Share Acquisition are considered to have been acquired in the same acquisition. The acquisition of any shares of the corporation does not constitute a Control Share Acquisition if the acquisition is consummated by gift, testamentary disposition, marital settlement, descent and distribution or otherwise without consideration, or pursuant to a merger or share exchange effected in compliance with the laws of the State of Delaware if MCKENZIE BAY INTERNATIONAL, LTD. is a party to the agreement of merger or share exchange.

(c) Interested Shares: the shares of the corporation which are entitled to vote pursuant to Section 3 of this Article in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation:

(i) any acquiring person or member of a group with respect to a Control Share Acquisition;

(ii)    any officer of the corporation;

(iii) any employee of the corporation who is also a director of the corporation.

SECTION 2.      ACQUIRING PERSON'S STATEMENT.

(a) Issuance. Any person who proposes to make or has made a Control Share Acquisition may at the person's election deliver an Acquiring Person's Statement to the corporation at the corporation's principal office. The Acquiring Person's Statement if submitted is for informational purposes only. The corporation shall promptly distribute copies of said statement to all shareholders of record.

(b) Contents. The Acquiring Person's Statement shall set forth all of the following:

(i) the identity of the acquiring person and each other member of the group of which the person is a part for purposes of determining Control Shares;

(ii) the number of shares of the corporation owned directly or indirectly by the acquiring person and each other member of the group and the number of shares not owned by such person but with respect to which such person has the power directly or indirectly to direct the exercise of voting power;

(iii) the total number of shares of corporation which if the Control Share Acquisition is consummated will be owned directly or indirectly by the acquiring person and each other member of the group and the number of shares not owned by such person but with respect to which such person has the power directly or indirectly to direct the exercise of voting power.

If the Control Share Acquisition has not taken place:

(a) a description in reasonable detail of the terms of the proposed Control Share Acquisition;

(b) a statement that the acquiring person has the financial ability to consummate the proposed Control Share Acquisition from its own internal funds or the acquiring person has entered into a definitive financing agreement with one or more responsible financial institutions or other entities having the necessary financial capacity for any financing of the proposed Control Share Acquisition not to be provided by funds of the acquiring person. A copy of the definitive financing agreement and evidence of the acquiring person's financial capability to consummate the Control Share Acquisition shall be provided to the corporation with the Acquiring Person's Statement.

(c) a statement as to the purpose of the acquisition including if the purpose is to acquire control of the business of the corporation any plans or proposals which such person's may have to liquidate the corporation, to sell its assets or to merge it with any other entity or to make any other major change in the business or corporate structure.

SECTION 3. RESOLUTION ON VOTING RIGHTS. Control Shares acquired in a Control Share Acquisition shall not have any voting rights unless and only to the extent granted by a resolution approved by the shareholders of the corporation. To be approved under this Section, the resolution shall be approved by both of the following:

(a) a majority of the votes cast by the holders of shares entitled to vote thereon and if the proposed Control Share Acquisition would, if fully carried out, result in any action which would require a vote as class or series by a majority of the votes cast by the holders of shares of each such class or series entitled to vote thereon; and

(b) a majority of the votes cast by the holders of shares entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote as a class or series excluding all interested shares.

Notice of a special or annual shareholder meeting at which the voting rights are to be considered shall include or be accompanied by both of the following:

(a) a copy of the Acquiring Person's Statement delivered to the corporation pursuant to this Article;

(b) a statement by the Board of Directors authorized by the directors of its position or recommendation, or that it is taking no position or making no recommendation with respect to the Control Share Acquisition.

SECTION 4. REQUEST FOR SPECIAL MEETING OF SHAREHOLDERS. If the acquiring person so requests at the time of delivery of an Acquiring Person's Statement and gives an undertaking to pay the corporation's expenses of a special meeting, then within 10 days after the delivery, the directors of the corporation shall call a special meeting of shareholders for the purpose of considering the voting rights to be accorded to the shares acquired or to be acquired in the Control Share Acquisition. The corporation may require the acquiring person in advance of the meeting to pay or provide for payment of the amount reasonably estimated by the corporation as its expenses of a special meeting. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held no later than 50 days after receipt by the corporation of the request. If an Acquiring Person's Statement has been filed with the corporation but no request for a special meeting has been made, the voting rights to be accorded to the shares acquired in the Control Share Acquisition shall be presented at the next special or annual meeting of shareholders.

SECTION 5. REDEMPTION OF MINORITY SHARES. In the event Control Shares acquired in a Control Share Acquisition are accorded full voting rights and the acquiring person has acquired a majority of all voting power of the corporation, the remaining shareholders other than the acquiring person have dissenter's rights as provided in this Section. As soon as practicable after such events have occurred but no later than 45 days after adoption of the resolution on voting rights or the Control Share Acquisition, whichever shall later occur, the Board of Directors shall cause a notice to be sent to all shareholders of the corporation advising them that they have dissenter's rights to receive the fair value of their shares and making an offer to pay for the shares at a specified price deemed by the corporation to be the fair value. As used in this Section, "fair value" means a value not less than the highest price paid per share by the acquiring person in the Control Share Acquisition.

        ARTICLE VI - DIRECTORS

SECTION 1. NUMBER. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall not be less than 3 nor more than 10 as may be determined by the Board from time to time. The directors need not be shareholders of the corporation.

SECTION 2. ELECTION AND RESIGNATION. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified or until the director's resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

SECTION 3. VACANCIES. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date by reason of a resignation effective at a later date or otherwise may be filled before the vacancy occurs, but the newly-elected director may not take office until the vacancy occurs.

SECTION 4. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders or within 3 days of such time excluding Sundays and legal holidays if such later time is deemed advisable at the place where such meeting of the shareholders has been held or such other place as the Board may determine for the purpose of election of officers and consideration of such business that may be properly brought before the meeting; provided, however, that if less than a majority of the Board of Directors appear for an annual meeting of the Board of Directors, the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting or by consent resolution.

SECTION 5. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all of the directors. Special meetings of the board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

SECTION 6. NOTICES. No notice shall be required for annual or regular meetings of the Board or any committee of the Board or for adjourned meetings, whether regular or special. Seven days' written notice shall be given for special meetings of the Board or any committee of the Board, and such notice shall state the time, place and purpose or purposes of the meeting. If notice is given by telephone, facsimile or electronic mail, only 3 days' notice shall be necessary.

SECTION 7. MEETING BY TELEPHONE. Members of the Board or any committee of the Board may participate in a meeting of the Board or committee of the Board through use of conference telephone or similar communications equipment provided that all directors participating in such a meeting can speak to and hear one another, or electronic video screen communications or other communication equipment provided that all directors participating in such a meeting can speak to and hear one another, that all directors are provided the means of fully participating in all matters before the Board and that the Board adopts and implements means of verifying that a person participating in a meeting is a director or other person entitled to participate in the meeting, and all directions of or votes by the Board are taken or cast only by the directors and not by persons who are not directors. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting. The corporation shall be required to make available at the place of any meeting of the Board the telecommunications equipment necessary to permit members of the Board to participate by telephone.

SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board or a committee of the Board may be taken without a meeting if all of the directors entitled to vote thereat shall individually or collectively consent in writing to such action. Such written consent shall have the same force and effect as the unanimous vote of such directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

SECTION 9. QUORUM. A majority of the Board of Directors then in office or of the members of a committee thereof constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee except as a larger vote may be required by the laws of the State of Delaware.

SECTION 10. EXECUTIVE COMMITTEE. The Board of Directors may by resolution passed by a majority of the whole Board establish an Executive Committee consisting of 3 or more members of the Board to exercise all powers and authorities of the Board in management of the business and affairs of the corporation during the intervals between meetings of the Board; provided, however, that such committee shall not have the power or authority to:

(a)     amend the articles of incorporation;

(b)     adopt an agreement of merger or consolidation;

(c) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

(d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

(e)     amend these bylaws;

(f)     fill vacancies in the Board; or

(g) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

SECTION 11. COMPENSATION COMMITTEE. The Board of Directors may by resolution adopted by a majority of the whole Board appoint one or more of its members as a Compensation Committee. The Compensation Committee shall from time to time recommend to the Board the salaries or range of salaries for members of the Board of Directors who are officers or employees of the corporation and of all officers of the corporation. It shall also perform such functions as may be delegated to it under the provisions of any bonus, stock option or special compensation plan of the corporation.

SECTION 12. OTHER COMMITTEES. The Board of Directors from time to time may by resolution adopted by a majority of the whole Board appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

SECTION 13. DISSENTS. A director who is present at a meeting of the Board of Directors or a committee thereof of which the director is a member at which action on a corporate matter is taken, is presumed to have concurred in this action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board or a committee thereof of which the director is a member at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

SECTION 14. COMPENSATION. The Board of Directors by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them may establish reasonable compensation of directors for services to the corporation as directors or officers.

        ARTICLE VII - OFFICERS

SECTION 1. PRESIDENT. The Board of Directors shall elect or appoint a President and Chief Executive Officer, a Secretary and a Treasurer and Chief Financial Officer and may elect a Chairman of the Board and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. The President and Chairman of the Board, if any, shall be members of the Board of Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation or these laws to be executed, acknowledged or verified by two or more offices.

SECTION 2. TERM OF OFFICE, RESIGNATION AND REMOVAL. An officer shall hold office for the term for which such officer is elected or appointed and until a successor is elected or appointed and qualified or until such officer's resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights if any. The election or appointment of an officer does not of itself create contract rights.

SECTION 3. VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

SECTION 4. AUTHORITY. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these bylaws.

        ARTICLE VIII - DUTIES OF OFFICERS

SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.

SECTION 2. PRESIDENT. The President shall be the Chief Executive Officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect and the President shall have the general powers of supervision and management usually vested in the Chief Executive Officer of a corporation including the authority to vote all securities of other corporations and business organizations held by the corporation. In the absence or disability of the Chairman of the Board or if that office has not been filled, the President also shall perform the duties of the Chairman of the Board as set forth in these bylaws.

SECTION 3. VICE PRESIDENTS. The Senior Vice Presidents and Vice Presidents in order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

SECTION 4. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors and shall keep in safe custody the seal of the corporation and when authorized by the Board affix the same to any instrument requiring it and when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries unless such delegation is disapproved by the Board of Directors.

SECTION 5. TREASURER. The Treasurer shall be the Chief Financial Officer of the corporation. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors whenever they may require it an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

        ARTICLE IX - INDEMNIFICATION; INSURANCE

SECTION 1. INDEMNIFICATION AND ADVANCEMENT. The corporation will indemnify to the full extent permitted by law every person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal including actions by or in the right of the corporation by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses including attorney's fees, judgments, penalties, fines and amounts paid in settlement incurred by that person in connection with the action, suit or proceeding; provided, however, that except as provided in Section 2 of this
Article IX, the corporation will indemnify any person seeking indemnification in connection with a proceeding (or part of a proceeding) initiated by the person only if the proceeding (or part of the proceeding) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article is a contract right and subject to the limitations set forth above includes the right to the fullest extent permitted by law to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition.

SECTION 2.      ENFORCEMENT OF CLAIM.  If a claim under Section1 of this
Article IX is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time after that bring suit against the corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the claim. It will be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving this defense is on the corporation. Neither the failure of the corporation (including its Board of Directors, any committee of its Board of Directors, its independent directors, if any, its independent legal counsel or its shareholders) to have made a determination prior to the commencement of the action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth by applicable law, nor an actual determination by the corporation (including its Board of Directors, any committee of its Board of Directors, its independent directors, if any, its independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3. INSURANCE. The corporation has the power to the extent now or subsequently provided by law to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in any such capacity or arising out of that person's status.

        ARTICLE X - SPECIAL CORPORATE ACTS

SECTION 1. ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 2. CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

SECTION 3. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation may lend money to or guarantee an obligation of or otherwise assist an officer or employee of the corporation or of its subsidiary including an officer or employee who is a director of the corporation or its subsidiary when, in the judgment of the Board of Directors, the loan, guarantee or assistance may reasonably be expected to benefit the corporation or is pursuant to a plan authorizing loans, guarantees or assistance which plan the Board has reasonably determined will benefit the corporation. The loan, guarantee or assistance may be with or without interest and may be unsecured or secured in a manner as the Board approves, including without limitation, a pledge of shares of stock of the corporation.

        ARTICLE XI - FISCAL YEAR

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of October and end on the 30th day of September in each year.

        ARTICLE XII - BOOKS AND RECORDS

SECTION 1. MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, board and committee, if any, and such stock ledgers and lists of shareholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Delaware in a place which the Board shall determine.

SECTION 2. RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the corporation when acting in good faith may rely upon information, opinions, reports or statements including financial statements and other financial data if prepared or presented by any of the following:

(a) one or more directors, officers or employees of the corporation or of a business organization under joint control or common control whom the director or officer reasonably believes to be reliable and competent in the matters presented.

(b) legal counsel, public accountants, engineers or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

(c) a committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

        ARTICLE XIII - AMENDMENTS

SECTION 1. AMENDMENTS. The Board of Directors shall have the power to make, alter, amend or repeal the bylaws of the corporation by a vote of not less than a majority of the entire Board then in office at any meeting of the Board. The holders of the common stock shall have power to make, alter, amend or repeal the bylaws at any regular or special meeting if the substance of such amendment be contained in the notice of the meeting of shareholders.